Exhibit 99.2

August 9, 2017 NASDAQ: AQMS 2017 Q2 Earnings Call

Safe Harbor NASDAQ: AQMS This document contains forward - looking statements concerning Aqua Metals, Inc., the lead - acid battery recycling industry, the intended benefits of its agreements with Johnson Controls and Interstate Batteries, the future of lead - acid battery recycling via traditional smelters, the Company’s development of its commercial lead - acid battery recycling facilities and the quality, efficiency and profitability of Aqua Metals’ proposed lead - acid battery recycling operations. Those forward - looking statements involve known and unknown risks, uncertainties and other factors that could cause actual results to differ materially. Among those factors are: (1) the fact that Company has not yet ramped up its initial commercial recycling facility to full scale operation, thus subjecting the Company to all of the risks inherent in a start - up; (2) the uncertainties involved in any new commercial relationship and the risk that Aqua Metals will not receive the intended benefits of its agreements with Johnson Controls or Interstate Batteries; (3) risks related to Aqua Metals’ ability to raise sufficient capital, as and when needed to expand its recycling facilities; (4) changes in the federal, state and foreign laws regulating the recycling of lead - acid batteries; (5) the Company’s ability to protect its proprietary technology, trade secrets and know - how and (6) those other risks disclosed in the section “Risk Factors” included in the Annual Report on Form 10 - K filed with the SEC on March 2, 2017. Aqua Metals cautions readers not to place undue reliance on any forward - looking statements. The Company does not undertake, and specifically disclaims any obligation, to update or revise such statements to reflect new circumstances or unanticipated events as they occur. 2

Highlights

- Recognized our first revenue from AquaRefinery 1 (McCarran, NV)
- 4 AquaRefining modules operating
- Secured our first 2 international patents, Korea (10-1739414) and Australia (210435227)
- Acquired UK based Ebonex IPR Limited
- Appointed Mark Weinswig as CFO effective 8/10/17
- Hosted several analyst and investor visits to AquaRefinery 1
- Received several accolades including our second Platts Global Metals Award and the San Francisco Business Times Technology and Innovation Award.

NASDAQ: AQMS 3

AQUAMETALS

Agenda • Operational update • 48V vehicle batteries – a game changer for the lead industry? • Business expansion • Intellectual Property • CFO Succession • Financials • Summary 4 NASDAQ: AQMS

Operational update – preparing for roll - out • Breaking and Separation: operational – Improvements installed and successful – More opportunities in front of us • Aqua Preparation: operational – Upgrades installed and successful – More upgrades being evaluated • Aqua Refining: Module 1 – 4 operational, Modules 5 - 16 in assembly – Modules 1 - 4 being used to validate operating parameters – Modules 5 - 16 planned to be running by year end • Ingot production: being commissioned NASDAQ: AQMS 5

AquaRefinery 1: achieving continuous improvements • Breaking and separation – adding science to the art – Leveraging battery recycling techniques with technologies & know - how from material handling and mining industries – Working to develop industry leading breaking and separation NASDAQ: AQMS 6

AquaRefinery 1: achieving continuous improvements • Aqua Preparation – operating – Leveraging chemical industry technologies and best practices – Achieved a four fold reduction in electrolyte volume NASDAQ: AQMS 7

AquaRefinery 1: achieving continuous improvements • AquaRefining – significant advances made – Module design simplified with reduced components – Plating voltage and energy reduced – Operation simplified and more robust – Increased range of operating parameters – Working to develop simplified module installation NASDAQ: AQMS 8

48V Automotive standard could revolutionize the battery industry • What’s happening – LAB industry responding with 48V “Bipolar” batteries – Extended cycle life and operation at partial state of charge – could be a game - changer for the battery industry • Why it’s important – Wide scale adoption of advanced 48V Bipolar LABs could make lead acid advantageous in many new applications and markets – Materials and manufacturing methods likely to change • How Aqua Metals can benefit – Higher demand for “Four 9s” lead and a new market for “Five 9 lead” – Need for advanced materials, such as ultra - low - density lead and corrosion resistant substrates (grids) – Possible large scale changes to how LABs are manufactured NASDAQ: AQMS 9

Business expansion, recognizing existing opportunities and 48V • Additional facilities – Proceeding as planned – additional 4 - 5 facilities of ~160T/day each • Expect to fund with project and/or debt financing – Production re - balanced to produce more AquaRefined lead and less grid alloy – Strong interest from brand sensitive LAB users to supply used batteries – Potential for additional Strategic Relationships to accelerate build - out • Licensing – Retro - fit of AquaRefining to existing smelter operations looks attractive – Internal planning for JCI underway, joint meetings planned – Generating strong interest from other potential licensees • Longer term – Potential markets for advanced materials and novel battery production equipment NASDAQ: AQMS 10

Intellectual Property • IP Strategy focused on “Materials and Methods” – We are proving electrochemical battery recycling is viable – Protecting our breakthrough - 20 patents applied for in 20 countries • First 2 patents granted - Korea (10 - 1739414) and Australia (210435227) – We chose the Korean Intellectual Property Office (KIPO) as the lead examining authority – KIPO examiner allowed key claims • Strong precedent for our other patent applications • First acquisition – EbonexIPR – gives us additional complementary IP – Ebonex TM (Ti 4 O 7 ) - highly corrosion resistant electrode material, with excellent adhesion to lead and lead compounds • Potential substrate for Bipolar LABs; evaluating for use in our AquaRefining modules – Designs, manufacturing processes and know - how for Bipolar LABs NASDAQ: AQMS 11

CFO Succession NASDAQ: AQMS 12 • On July 31, we announced the hiring of Mark Weinswig as our new CFO, effective August 10 • Tom Murphy is retiring and during a transition period will remain a consultant to help with some existing projects • Mark comes to Aqua Metals with significant experience working with technology manufacturing companies • Mark brings an operational finance background and will be a key contributor to the organization as we ramp up our revenues We want to thank Tom for his numerous contributions and wish him the best in his retirement

*Operating loss for quarter and six - month ended 6/30/17 includes $2.4M impairment charge relating to Ebonex IPR. NASDAQ: AQMS 13 Quarter Ended 6/30/16 Six - Months Ended 6/30/17 Quarter Ended 06/30/16 Six - Months Ended 06/30/16 Operating Loss* $(8.0M) $(12.5M) $(2.8M) $(5.0M) Net Loss $(8.4M) $(13.3M) $(2.9M) $(5.1M) Loss Per Share $(0.42) $(0.69) $(0.20) $(0.35) Cash @ 06/30/17 $22.1M Cash @ 12/31/16 $25.5M Capex Spend in 2 nd Quarter 2017 $3.4M Capex Spend since inception to 06/30/17 $44.0M Financials

Key Takeaways • Aqua Metals recognized its first revenue in Q2’17 • Our primary focus is to have 16 AquaRefinery modules running by year end and to be prepared for licensing activities • The experience we have gained supports licensing roll - out with our current partners • Strong interest from other potential licensees • Achieved important IP precedents with first 2 patents • Opportunities for additional strategic relationships to accelerate business development • The move to 48V could bring upside opportunities for AquaRefined lead, and our development stage materials • Positioned to leverage existing and future strategic partners NASDAQ: AQMS 14